CASE NAME:                                                        ACCRUAL BASIS


CASE:                                                             2/13/95


JUDGE:



                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                            MONTHLY OPERATING REPORTS
                           MONTH ENDING: MAY 31, 2002



IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STATES CODE, I DECLARE UNDER PENALTY OF PERJURY I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT (ACCURAL BASIS-1THROUGH ACCURAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE. DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY): IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.


RESPONSIBLE PARTY:

                                               Secretary
---------------------------------------        ---------------------------------
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY        TITLE


James C. Williams                              June 19, 2002
---------------------------------------        ---------------------------------
PRINTED NAME OF RESPONSIBLE PARTY              DATE


PREPARER:

                                               Secretary
----------------------------------------       ---------------------------------
ORIGINAL SIGNATURE OF PREPARER                 TITLE


James C. Williams                              June 19, 2002
----------------------------------------       ---------------------------------
PRINTED NAME OF PREPARER                       DATE

CASE NAME:  Cadiz Properties, Inc.                               ACCRUAL BASIS-1
            ---------------------------

CASE NUMBER: 01-80459-RCM-11


COMPARATIVE BALANCE SHEET
ASSETS                                 SCHEDULE                MONTH               MONTH                 MONTH
                                       AMOUNT
                                                               Apr. 2002           May 2002
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------

1. UNRESTRICTED CASH                                           3,877               3,624
2. RESTRICTED CASH
3. TOTAL CASH                                                  3,877               3,624
4. ACCOUNTS RECEIVABLE, NET
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
5. INVENTORY
6. NOTES RECEIVABLE
7. PREPAID EXPENSES
8. OTHER (ATTACH LIST)                                         61,494              61,494
9. TOTAL CURRENT ASSETS                                        65,371              65,118
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
10. PROPERTY, PLANT, & EQUIPMENT                               11,372,640          11,372,640
11. LESS:ACCUMULATED                                           1,941,995           1,963,035
DEPRECIATION/DEPLETION
12. NET PROPERTY, PLANT & EQUIPMENT                            9,430,645           9,409,605
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
13. DUE FROM INSIDERS                                          2,060,160           2,214,826
14. OTHER ASSETS - NET OF                                      115,988             114,282
15. OTHER (ATTACH LIST)
16. TOTAL ASSETS                                               11,672,164          11,803,831
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
POST PETITION LIABILITIES
17. ACCOUNTS PAYABLE
18. TAXES PAYABLE
19. NOTES PAYABLE
20. PROFESSIONAL FEES
21. SECURED DEBT                                               243,325             293,907
22. OTHER (ATTACH LIST)
23. TOTAL POSTPETITION LIABILITIES                             243,325             293,907
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
PREPETITION LIABILITIES
24. SECURED DEBT                                               7,401,415           7,401,415
25. PRIORITY DEBT
26. UNSECURED DEBT
27. OTHER (ATTACH LIST)
28. TOTAL PREPETITION LIABILITIES                              7,401,415           7,401,415
29. TOTAL LIABILITIES                                          7,644,740           7,695,322
EQUITY
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
30. PREPETITION OWNER'S EQUITY                                 3,646,334           3,646,334
31. POSTPETITION CUMULATIVE PROFIT OR                          381,090             462,175
(LOSS)
32. DIRECT CHARGES TO EQUITY
33. TOTAL EQUITY                                               4,027,424           4,108,509
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
34. TOTAL LIABILITIES & OWNERS' EQUITY                         11,672,164          11,803,831


Case Name: Cadiz Properties, Inc.                                          MOR-1

Case No: 01-80459-RCM-11

                                                   April             May
8. Property Tax Escrow                          $  61,494         $  61,494



14. Capitalized Professional Fees                $115,988          $114,282
      net of amortization

CASE NAME:   Cadiz Properties, Inc.                             ACCRUAL BASIS-2
             ---------------------------

CASE NUMBER: 01-80459-RCM-11


INCOME STATEMENT
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REVENUES                                    MONTH                  MONTH               MONTH                    QUARTER
                                                                                                                TOTAL
                                            Apr. 2002              May 2002

1. GROSS REVENUES                           154,667                154,667                                      309,334
2. LESS: RETURNS & DISCOUNTS
3. NET REVENUE                              154,667                154,667                                      309,334
COSTS OF GOODS SOLD
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
4. MATERIAL
5. DIRECT LABOR
6. DIRECT OVERHEAD
7. TOTAL COST OF GOODS SOLD
8. GROSS PROFIT                             154,667                154,667                                      309,334
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
OPERATING EXPENSES
9. OFFICER / INSIDER COMPENSATION
10. SELLING & MARKETING
11. GENERAL & ADMINISTRATIVE                3                      3                                            6
12. RENT & LEASE
13. OTHER (ATTACH LIST)
14. TOTAL OPERATING EXPENSES                3                      3                                            6
15. INCOME BEFORE NON-OPERATING             154,664                154,664                                      309,328
      INCOME & EXPENSE
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
OTHER INCOME & EXPENSE
16. NON-OPERATING INCOME (ATTACH LIST)
17. NON-OPERATING EXPENSE (ATTACH LIST)
18. INTEREST EXPENSE                        52,369                 50,582                                       102,951
19. DEPRECIATION / DEPLETION                21,041                 21,041                                       42,082
20. AMORITIZATION                           1,706                  1,706                                        3,412
21. OTHER (ATTACH LIST)
22. NET OTHER INCOME & EXPENSES             75,116                 73,329                                       148,445
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REORGANIZATION EXPENSES
23. PROFESSIONAL FEES
24. U.S. TRUSTEE FEES                                              250                                          250
25. OTHER (ATTACH LIST)
26. TOTAL REORGANIZATION EXPENSES                                  250                                          250
27. INCOME TAX
28. NET PROFIT (LOSS)                       79,548                 81,085                                       160,633




CASE NAME: Cadiz Properties, Inc.                              ACCRUAL BASIS-3
           -----------------------------

CASE NUMBER: 01-80459-RCM-11


CASH RECEIPTS AND                           MONTH                  MONTH               MONTH                    QUARTER
DISBURSEMENTS                                                                                                   TOTAL
                                            April, 2002            May, 2002

1. CASH - BEGINNING OF MONTH                3,880                  3,877                                        3,880
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
 RECEIPTS FROM OPERATORS
2. CASH SALES
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
COLLECTIONS OF ACCOUNTS RECEIVABLE
3. PREPETITION
4. POSTPETITION
5. TOTAL OPERATING RECEIPTS
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
NON-OPERATING RECEIPTS
6. LOANS & ADVANCES (ATTACH LIST)
7. SALE OF ASSETS
8. OTHER (ATTACH LIST)
9. TOTAL NON-OPERATING RECEIPTS
10. TOTAL RECEIPTS
11. TOTAL CASH AVAILABLE                    3,880                  3,877                                        3,880
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
OPERATING DISBURSEMENTS
12. NET PAYROLL
13. PAYROLL TAXES PAID
14. SALES, USE & OTHER TAXES PAID
15. SECURED / RENTAL / LEASE
16. UTILITIES
17. INSURANCE
18. INVENTORY PURCHASES
19. VEHICLE EXPENSES
20. TRAVEL
21. ENTERTAINMENT
22. REPAIRS & MAINTENANCE
23. SUPPLIES
24. ADVERTISING
25. OTHER (ATTACH LIST)                     3                      3                                            6
26. TOTAL OPERATING DISBURSEMENTS           3                      3                                            6
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REORGANIZATION EXPENSES
27. PROFESSIONAL FEES
28. U.S. TRUSTEE FEES                                              250                                          250
29. OTHER (ATTACH LIST)
30. TOTAL REORGANIZATION EXPENSES                                  250                                          250
31. TOTAL DISBURSEMENTS
32. NET CASH FLOW                           (3)                    (253)                                        (256)
33. CASH - END OF MONTH                     3,877                  3,624                                        3,624




Case Name: Cadiz Properties, Inc.                                          MOR-3

Case No: 01-80459-RCM-11


                                                 April             May
25. Bank Charges                                  $3                $3

CASE NAME: Cadiz Properties, Inc.                              ACCRUAL BASIS-4
           --------------------------

CASE NUMBER: 01-80459-RCM-11


ACCOUNTS RECEIVABLE AGING                   SCHEDULE               MONTH               MONTH                    MONTH
                                            AMOUNT
                                                                   April, 2002         May, 2002

1. 0 - 30
2. 31 - 60
3. 61 - 90
4. 91 +
5. TOTAL ACCOUNTS RECEIVABLE
6. AMOUNT CONSIDERED UNCOLLECTABLE
7. ACCOUNTS RECEIVABLE,  NET                                       0                   0



AGING OF POSTPETITION TAXES AND PAYABLES                                             MONTH: May, 2002
                                                                                           ----------

TAXES PAYABLE                               0 - 30 DAYS        31 - 60 DAYS          61 - 90 DAYS         91+            TOTAL
                                                                                                          DAYS

1. FEDERAL
2. STATE
3. LOCAL
4. OTHER (ATTACH LIST)
5. TOTAL TAXES PAYABLE                      0                  0                     0                     0              0

6. ACCOUNTS PAYABLE                         0                  0                     0                     0              0



STATUS OF POSTPETITION TAXES                                              MONTH: May, 2002
                                                                                ----------

FEDERAL                                       *BEGINNING TAX              AMOUNT WITHHELD AND OR           AMOUNT         ENDING TAX
                                              LIABILITY                   ACCRUED                          PAID           LIABILITY

1. WITHHOLDING**
2. FICA - EMPLOYEE**
3. FICA- EMPLOYER**
4. UNEMPLOYMENT
5. INCOME
6. OTHER (ATTACH LIST)
7. TOTAL FEDERAL TAXES                        0                           0                                0              0
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
STATE AND LOCAL
8. WITHHOLDING
9. SALES
10. EXCISE
11. UNEMPLOYMENT
12. REAL PROPERTY
13. PERSONAL PROPERTY
14. OTHER (ATTACH LIST)
15. TOTAL STATE AND LOCAL                     0                           0                                0              0
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
16. TOTAL TAXES                               0                           0                                0              0
------------------------------------------    --------------------------- -------------------------------- -------------  ----------


* The beginning tax liability should represent the liability from the prior month or, if this is the first operating report, this amount should be zero

** Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.

CASE NAME: Cadiz Properties, Inc.                              ACCRUAL BASIS-5
           -----------------------------

CASE NUMBER: 01-80459-RCM-11                                   MONTH: May, 2002
            ----------------------------                             -----------

The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.



BANK RECONCILIATIONS                                     Account #1       Account #2       Account #3
                                                         ---------------  -------------    --------------

A. BANK                                                  Comerica
B. ACCOUNT NUMBER                                        1880058878                                           Total
C. PURPOSE (TYPE)                                        DIP
1. BALANCE PER BANK STATEMENT                            3,624                                                3,624
2. ADD: TOTAL DEPOSITS NOT CREDITED
3. SUBTRACT: OUTSTANDING CHECKS
4. OTHER RECONCILING ITEMS
5. MONTH END BALANCE PER ITEMS                           3,624                                                3,624
6. NUMBER OF LAST CHECK WRITTEN                          1053



INVESTMENT ACCOUNTS                                      Account #1       Account #2         Account #3
                                                         ---------------  --------------     --------------
BANK, ACCOUNT NAME & NUMBER                              DATE OF          TYPE OF            PURCHASE          CURRENT
                                                         PURCHASE         INSTRUMENT         PRICE             VALUE

7. ACCOUNT NUMBER
8. PURPOSE (TYPE):
9. BALANCE PER BANK STATEMENT
10. ADD: TOTAL DEPOSITS NOT CREDITED
11. TOTAL INVESTMENTS                                    0                0                  0                 0



CASH
12. CURRENCY ON HAND                                                                                            0

13. TOTAL CASH - END OF MONTH                                                                                   3,624






CASE NAME:  Cadiz Properties, Inc.                              ACCRUAL BASIS-6
            ----------------------------

CASE NUMBER: 01-80459-RCM-11                                    MONTH: May, 2002
                   ---------------------                              ----------

PAYMENTS TO INSIDERS AND PROFESSIONALS

OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID TO INSIDERS (AS DEFINED IN SECTION 101 (31) (A)-(F) OF THE U.S. BANKRUPTCY CODE) AND TO PROFESSIONALS. ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF COMPENSATION PAID (e.g. SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE, TRAVEL, CAR ALLOWANCE ETC). ATTACH ADDITIONAL SHEETS IF NECESSARY.


                                                                INSIDERS

NAME                               TYPE OF PAYMENT                   AMOUNT PAID                        TOTAL PAID TO DATE

1.
2.
3.
4.
5.
6. TOTAL PAYMENTS TO INSIDERS                                        0                                  0


                                                     PROFESSIONALS

NAME                                   DATE OF COURT                     AMOUNT             AMOUNT         TOTAL          TOTAL
                                       ORDER AUTHORIZING                 APPROVED           PAID           PAID TO        INCURRED &
                                       PAYMENT                                                             DATE           UNPAID*

1.
2.
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                       0                  0              0              0


* INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED


                      POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE PROTECTION PAYMENTS

NAME OF CREDITOR                   SCHEDULED MONTHLY                AMOUNTS PAID DURING           TOTAL UNPAID
                                   PAYMENTS DUE                     MONTH                         POSTPETITION

1. Morgan Guaranty                 348,910                          0                             348,910
2.
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                  0                             348,910


CASE NAME: Cadiz Properties, Inc.                             ACCRUAL BASIS-7
           -----------------------------

CASE NUMBER: 01-80459-RCM-11                                   MONTH: May, 2002
            ----------------------------                             -----------



QUESTIONNAIRE                                                                                                      YES       NO

1. Have any assets been sold or transferred outside the normal course of business this reporting period?                     X
2. Have any funds been disbursed from any account other than a debtor in possession account?                                 X
3. Are any postpetition receivables (accounts, notes, or loans) due from related parties?                          X
4. Have any payments been made on prepetition liabilities this reporting period?                                             X
5. Have any postpetition loans been received by the debtor from any party?                                                   X
6. Are any postpetition payroll taxes past due?                                                                              X
7. Are any postpetition state or federal income taxes past due?                                                              X
8. Are any postpetition real estate taxes past due?                                                                          X
9. Are any other postpetition taxes past due?                                                                                X
10. Are any amounts owed to postpetition creditors delinquent?                                                               X
11. Have any prepetition taxes been paid during the reporting period?                                                        X
12. Are any wages payments past due?                                                                                         X


If the answer to any of the above questions is "yes," provide a detailed explanation of each item. Attach additional sheets if necessary.


INSURANCE                                                                                                          YES       NO

1. ARE WORKER'S COMPENSATION, GENERAL LIABILITY AND OTHER NECESSARY INSURANCE COVERAGES IN                         X
  EFFECT?
2. ARE ALL PREMIUM PAYMENTS PAID CURRENT?                                                                          X
3. PLEASE ITEMIZE POLICIES BELOW.

If the answer to any of the above questions is "NO," or if any policies have been cancelled or not renewed during this reporting period, provide an explanation below. Attach additional sheets if necessary.


                                                          INSTALLMENT PAYMENTS

TYPE OF POLICY                     CARRIER                           PERIOD COVERED                     PAYMENT AMOUNT AND
                                                                                                        FREQUENCY





Case Name: Cadiz Properties, Inc.                                          MOR-7

Case No: 01-80459-RCM-11


Questionaire:

3. Rent receivable is due from Debtor's parent, Alford Refrigerated Warehouses, Inc., Case #01-39776- BJH-11

Insurance:

      All  insurance   coverage  is  maintained  by  Debtor's   parent,   Alford
Refrigerated Warehouses, Inc, Case #01-39776-BJH-11